Exhibit 10.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:
Chapter 11
SATCON TECHNOLOGY
CORPORATION, et al.	Case No. 12-12869 (KG)

Debtors.	(Jointly Administered)

Re: Doc Nos. 74, 112

STIPULATION BETWEEN THE DEBTORS AND CAPITAL VENTURES INTERNATIONAL REGARDING MOTION OF CAPITAL VENTURES INTERNATIONAL PURSUANT TO 11 U.S.C. §§ 105(a) AND 541 FOR TURN OVER OF NON-ESTATE PROPERTY CONSISTING OF SHARES COMMON STOCK OF SATCON TECHNOLOGY CORP. ISSUABLE PURSUANT

TO CONVERTIBLE PROMISSORY NOTE

And Now, this 14th day of November 2012, the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) and Capital Ventures International (“CVI”), by and through their undersigned counsel, stipulate and agree to the following terms and conditions resolving CVI’s Motion Pursuant to 11 U.S.C. §§ 105(a) and 541 for Turn Over of Non-Estate Property Consisting of Shares Common Stock of Satcon Technology Corp. Issuable Pursuant to Convertible Promissory Note (the “Motion”):

CVI and the Debtors agree to resolve the Motion under the following terms and conditions:

1.                                      Debtor Satcon Technology Corp. (“Satcon”) will honor CVI’s conversion notices on and after the date an Order is entered approving this Stipulation (the “Approval Order”) at a conversion rate equal to 88% of the “Market Price” applicable on the conversion date, as defined in Section 30(p) of the Subordinated Convertible Note dated June 30, 2011 issued by Satcon to CVI (the “Convertible Note”).  All pre-petition conversion notices issued by CVI to Satcon for which shares of Satcon common stock (the “Common Stock”) has not been issued shall be deemed by the parties to be withdrawn.

2.                                      The principal amount of the Convertible Note will be reduced at the rate of $2.00 for every $1.00 of principal of the Convertible Note subject to a conversion notice issued by CVI to the Debtor after the Approval Order is entered.

3.                                      The maximum amount that CVI will be permitted to claim in the Debtors’ bankruptcy cases will be the amount of $6.93 million, subject to further reductions of principal as a result of conversions in accordance with this Stipulation.

4.                                      The conversions and sales of the Common Stock pursuant to this Stipulation will not be subject to any order entered by the Court regarding the Debtors’ Motion for Entry of Interim and Final Orders Establishing Notification and Hearing Procedures for Certain Transfers of Common Stock [D.I. 15], and, instead, the following trading procedures will apply to conversion notices issued by CVI under this Stipulation:

A.                                    Promptly (but not more than 2 business days) after receipt of a conversion notice from CVI, Satcon may assert in writing that the shares of Common Stock issuable to CVI in response to such notice could jeopardize the Debtors’ tax attributes.

B.                                    In the event such a notice is issued to CVI, the Debtors shall use commercially reasonable efforts to identify in such notice the number of shares of Common Stock that could be issued in response to the conversion notice that would not, in the Debtors’ judgment, jeopardize the tax attributes, and CVI may then request that such amount of shares of Common Stock be issued, subject to a reduced amount of principal being converted based on the number of agreed shares of Common Stock that will be issued.

C.                                    CVI or the Debtor may seek relief from the Court in the event of a dispute regarding this provision.

5.                                      The prior contractual limitation between CVI and Satcon regarding the aggregate number of shares issuable to CVI under the Convertible Note shall be lifted and no cap shall be imposed on the aggregate number of shares of Common Stock issuable to CVI; provided, that CVI shall not at any time own or hold more than 4.99% of the outstanding shares of Satcon.

6.                                      CVI will comply with existing agreements between the parties and applicable securities laws with respect to any future sales of the Common Stock pursuant to conversions allowed under this Stipulation.

GREENBERG TRAURIG, LLP	KLEHR, HARRISON,
HARVEY, BRANZBURG, LLP

/s/ Dennis A. Meloro	/s/ Richard M. Beck
Dennis A. Meloro (DE Bar No 4435)	Richard M. Beck (DE Bar No. 3370)
The Nemours Building	919 Market Street, Suite 1000
1007 North Orange Street, Suite 1200	Wilmington, Delaware 19801
Wilmington, Delaware 19801	Telephone: (302) 552-5501
Telephone: (302) 661-7000	Facsimile: (302) 426-9193
Facsimile: (302) 661-7360	Emails: rbeck@klehr.com
Email: melorod@gtlaw.com
Counsel for Capital Ventures International
and

Nancy A. Mitchell
Matthew L. Hinker
200 Park Avenue
New York, New York 10166
Telephone: (212) 801-9200
Facsimile: (212) 801-6400
Email: mitchelln@gtlaw.com
hinkerm@gtlaw.com

Counsel for the Debtors and
Debtors-in- Possession